UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     Our Annual Meeting of Shareholders was held on April 28, 2010. At the Annual Meeting, Kent B. Herrick, David M. Goldberg, Steven J. Lebowski, Zachary E. Savas and Terence C. Seikel were elected as directors. The following table shows the votes cast for and withheld from each nominees election and the number of broker non-votes; there were no abstentions in connection with the director election:

		Number of Votes	Number of Broker
Nominee	Number of Votes For	Withheld	Non-Votes
Kent B. Herrick	3,813,444	458,215	416,579
David M. Goldberg	3,823,504	448,155	416,579
Steven J. Lebowski	3,823,004	448,655	416,579
Zachary E. Savas	3,825,164	446,495	416,579
Terence C. Seikel	3,824,569	447,090	416,579

     In addition, at the Annual Meeting, the shareholders ratified the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2010. A total of 4,672,604 votes were cast for this proposal, 5,062 votes were cast against this proposal and 10,572 votes abstained on this proposal. There were no broker non-votes in connection with the ratification of the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2010 at the Annual Meeting.
     In addition, at the Annual Meeting, the shareholders approved an advisory vote on our executive compensation policies and procedures. A total of 4,173,955 votes were cast for this proposal, 460,716 votes were cast against this proposal and 53,566 votes abstained on this proposal. There was one broker non-vote in connection with the advisory vote on our executive compensation policies and procedures at the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: April 29, 2010	By /s/ James Wainright
James Wainright
President and Chief Executive Officer

3